                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             CATALINA LIGHTING, INC.

                             (a Florida Corporation)

                                    ARTICLE 1

                                   DEFINITIONS

      As used in these By-laws, unless the context otherwise requires, the term:

      1.1. "Articles of Incorporation" means the articles of incorporation of the Corporation, as amended, supplemented or restated from time to time.

      1.2. "Assistant Secretary" means an Assistant Secretary of the
Corporation.

      l.3. "Assistant Treasurer" means an Assistant Treasurer of the Corporation,

      1.4. "Board" means the Board of Directors of the Corporation.

      1.5. "Business Corporation Act" means the Florida Business Corporation Act, as amended from time to time.

      1.6. "By-laws" means the by-laws of the Corporation, as amended from time to time.

      1.7. "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

      1.8. "Corporation" means CATALINA LIGHTING, INC.

      1.9. "Directors" means directors of the Corporation.

      1.10. "President" means the President of the Corporation.

      1.11. "Secretary" means the Secretary of the Corporation.

      1.12. "Shareholders" means shareholders of the Corporation.

      1.13. "Total number of directors" means the total number of directors determined in accordance with Section 607.0803 of the Business Corporation Act and Section 3.2 of the By-laws.

      1.14. "Treasurer" means the Treasurer of the Corporation.

      1.15. "Vice President" means Vice President of the Corporation.

      1.16. "Whole Board" means the total number of Directors of the Corporation.

                                    ARTICLE 2

                                  SHAREHOLDERS

      2.1. PLACE OF MEETINGS. Every meeting of shareholders shall be held at the principal office of the Corporation or at such other place within or without the state of Florida as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

      2.2. ANNUAL MEETING. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business at such hour and on such day as may be determined by the Board and designated in the notice of meeting.

      2.3. DEFERRED MEETING FOR ELECTION OF DIRECTORS, ETC. If the annual meeting of shareholders of the election of directors and the transaction of other business is not held during the period specified in Section 2.2, the Board shall call a meeting of shareholders for the election of directors and the transaction of other business as soon thereafter as convenient.

      2.4. OTHER SPECIAL MEETINGS. A special meeting of shareholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called at any time by a majority vote of the Board or by the Chief Executive Officer or by the Secretary. At any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 2.6 of the By-laws.

      2.5. FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

            2.5.1 The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

            2.5.2 The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided that any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall deliver to the Secretary of the Corporation a notice setting forth the information required under Section 2.15 of these By-laws respecting such proposed corporate action and requesting that the Board of Directors fix a record date for purposes of determining shareholders entitled to express consent to corporate action in writing, and the Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date; provided, further, that if no record date is set by the Board within ten days of the date on which a notice and request meeting the requirements of this Section 2.5.2 is received, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action;

            2.5.3 The record date for determining shareholders for any purpose other than those specified in Sections 2.5.1 and 2.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. If any meeting of shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board shall fix a new record date for the adjourned meeting.

      2.6. NOTICE OF MEETINGS OF SHAREHOLDERS. Except as otherwise provided in Sections 2.5 and 2.7 of the By-laws, whenever under the Business Corporation Act or the Articles of Incorporation or the By-laws, shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      2.7. WAIVERS OF NOTICE. Whenever notice is required to be given to any shareholder under any provision of the Business Corporation Act or the Articles of Incorporation or the By-laws, a written waiver thereof, signed by the shareholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, which must occur at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

      2.8. LIST OF SHAREHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

      2.9. QUORUM OF SHAREHOLDERS; ADJOURNMENT. At each meeting of shareholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except to the extent otherwise required by applicable law. Where a separate vote by a class or classes of shareholders is required, the holders of a majority of the shares of such class or classes then outstanding, present in person or represented by proxy, shall constitute a quorum entitled to take such action with respect to the vote on that matter, except to the extent otherwise required by applicable law. The chairman of the meeting or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

      2.10. VOTING; PROXIES. Unless otherwise provided in the Articles of Incorporation every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share of capital stock standing in his name on the record of shareholders determined in accordance with Section 2.5 of the By-laws. If the Articles of Incorporation provide for more or less than one vote for any shares, on any matter, every reference in the By-laws or the Business Corporation Act to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of
Section 607.0721 of the Business Corporation Act shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of shareholders as owners thereof for all purposes. At any meeting of shareholders (at which a quorum is present to organize the meeting), all matters, except as otherwise provided by law or by the Articles of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Articles of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any shareholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the shareholder voting or by his proxy, and shall state the number of shares voted. On all other questions, votes may be cast orally. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 607.0722 of the Business Corporation Act.

      2.11. SELECTION AND DUTIES OF INSPECTORS AT MEETINGS OF SHAREHOLDERS. The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determining by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

      2.12. ORGANIZATION. At every meeting of shareholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer and the Chairman of the Board, the President, or in the absence of the President and the Chairman of the Board and the Chief Executive Officer, a Vice President, and in case more than one Vice President shall be present, the Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting.

      2.13. ORDER OF BUSINESS. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.

      2.14. WRITTEN CONSENT OF SHAREHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action required by the Business Corporation Act to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have consented in writing in accordance with the Business Corporation Act.

      2.15. NOMINATIONS AND SHAREHOLDER BUSINESS.

      (a) To be properly brought before an annual meeting of shareholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Chief Executive Officer, the Chairman of the Board of Directors or by vote of a majority of the full Board of Directors, or (iii) otherwise brought before the annual meeting by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 2.5 who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 2.15.

      (b) For nominations or other business to be properly brought before an annual meeting by a shareholder under this Section 2.15, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Business Corporation Act. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the date of the Corporation's release of proxy materials to shareholders in connection with the previous year's annual meeting; provided, however, that in the event the Corporation did not conduct an annual meeting the previous year or if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, then notice by the shareholder, in order to be timely, must be delivered not later than the close of business on the later of the 120th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly announced. Such shareholder's notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the number of shares of the Corporation which are owned (beneficially or of record) by such shareholder and such beneficial owner,
(C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      (c) Only such business may be conducted at a special meeting of shareholders as has been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice required by this Section 2.15, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of Shareholders if the shareholder's notice required by this Section 2.15 is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (d) Only those persons who are nominated in accordance with the procedures set forth in this Section 2.15 will be eligible for election as directors at any meeting of shareholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 2.15 may be conducted at a meeting of shareholders. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.15 and, if any proposed nomination or business is not in compliance with this Section 2.15, to declare that such defective proposal shall be disregarded.

      (e) For purposes of this Section 2.15, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

      (f) Notwithstanding the foregoing provisions of this Section 2.15, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to remove any obligation of shareholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation's proxy statement pursuant to said Rule 14a-8.

                                    ARTICLE 3

                                    DIRECTORS

      3.1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Articles of Incorporation or by law, to be exercised and performed by the shareholders.

      3.2. NUMBER; QUALIFICATION; TERM OF OFFICE. The Board shall consist of one or more members. The total number of directors may be changed from time to time by action of the shareholders or by action of the Board. Directors need not be shareholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

      3.3. ELECTION. Directors shall, except as otherwise required by law or by the Articles of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

      3.4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided in the Articles of Incorporation, created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

      3.5. RESIGNATIONS. Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

      3.6. REMOVAL OF DIRECTORS. Subject to the provisions of Section 607.0842 of the Business Corporation Act, any or all of the directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      3.7. COMPENSATION. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      3.8. PLACE AND TIME OF MEETINGS OF THE BOARD. Meetings of the Board, regular or special, may be held at any place within or without the State of Florida. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

      3.9. ANNUAL MEETINGS. On the day when and at the place where the annual meeting of shareholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

      3.10. REGULAR MEETINGS. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

      3.11. SPECIAL MEETINGS. Special meetings of the Board shall he held whenever called by the Chairman of the Board, the Chief Executive Officer or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, his last known address at least two (2) days before the date on which the meeting is to held; or such notice shall be sent to each director at least twenty-four (24) hours before the date and time at which the meeting is to held at such address by telecopy, telegraph, cable, wireless or personal delivery. Every such notice shall state the time and place of the meeting but need not state the purpose of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in the United States mail. Such mailing shall be by first class mail.

      3.12. ADJOURNED MEETINGS. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

      3.13. WAIVER OF NOTICE. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the Business Corporation Act or of the Articles of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

      3.14. ORGANIZATION. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman the Chief Executive Officer, or in the absence of both the Chairman and the Chief Executive Officer, a chairman chosen by a majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

      3.15. QUORUM OF DIRECTORS. A majority of the total number of directors shall constitute a quorum for the transaction of business or any specified item of business at any meeting of the Board.

      3.16. ACTION BY THE BOARD. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.16 shall constitute presence in person at such meeting. Except as otherwise provided by the Articles of Incorporation or by law, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

      The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority reserved to the Board of Directors by the Business Corporation Act.

                                    ARTICLE 5

                                    OFFICERS

      5.1. OFFICERS. The Board shall elect such officers as it may determine.

      5.2. VACANCIES. A vacancy in an office because of death, resignation, removal, disqualification or any other cause may be filled in the manner prescribed in the By-laws for the regular election or appointment to such office.

      5.3. COMPENSATION. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

      5.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the shareholders and at all meetings of the Board.

      5.5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. He may, with the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time may be assigned to him by the Board.

      5.6. PRESIDENT. The President shall have such duties as assigned by the Chief Executive Officer and the Board and of any duly authorized committee of directors. He may, with the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and in general, he shall perform all duties incident to the office of President and such other duties as from time may be assigned to him by the Board or the Chief Executive Officer.

      5.7. VICE PRESIDENTS. At the request of the Chief Executive Officer or, in his absence, the President or, in his absence, at the request of the Board, the Vice President shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

      5.8. SECRETARY. The Secretary, if present, shall act as secretary of all meetings of the shareholders and of the award, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the President.

      5.9. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys to disbursed; regularly enter or cause to be entered in books to be kept by him or under his supervision a record of moneys paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from officers or agents transacting the same; render to the President or the Board, whenever the President or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the President; and have the power to sign, with the President or a Vice President, certificates for shares of capital stock of the Corporation.

      5.10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President. Assistant Secretaries and Assistant Treasurers may, with the Chief Executive Officer, President or a Vice President, sign certificates for shares of capital stock of the Corporation.

      5.11. OTHER OFFICERS. The Board may from time to time elect such other officers as the business of the Corporation may require, including a Chief Financial Officer and a Chief Operating Officer, each of whom shall hold office for such period, have such authority, and perform such duties as are provided from time to time by the Board, the Chief Executive Officer or the President.

      5.12. RESIGNATIONS. Any officer may resign at any time by giving written notice of resignation to the Board or to the Chief Executive Officer or the President of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      5.13. REMOVAL. Any officer, employee or agent of the Corporation may be removed, either for or without cause, by the Board or other authority which elected or appointed such officer, employee or agent.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      6.1. EXECUTION OF CONTRACTS. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      6.2. LOANS. The President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

      6.3. CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      6.4. DEPOSITS. The funds of the corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

                                    ARTICLE 7

                              STOCKS AND DIVIDENDS

      7.1. CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of section 607.0625 of the Business Corporation Act) as shall be approved by the Board, Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officer upon a certificate may be facsimiles, if the Certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      7.2. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock property endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      7.3. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

      7.4. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the

Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the award may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

      7.5. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

      7.6. DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Articles of Incorporation and of the law, the Board:

            7.6.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

            7.6.2 May use and apply, in its discretion any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness;

            7.6.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act, and any other applicable law, as from time to time in effect, if such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not adhere to the applicable standard of care set forth above. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions of the Business Corporation Act and other applicable laws if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      8.2. INDEMNIFICATION OF OTHER PERSONS. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the Business Corporation Act, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

      8.3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 8.1 and 8.2 of the By-laws or under Section 607.014 of the Business Corporation Act or any other provision of law.

      8.4 SEVERABILITY. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.

      8.5 SUBROGATION. In the event of payment of indemnification, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

      8.6 ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a person who is or was a director or an officer of the Corporation in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding to the extent permitted by the Business Corporation Act.

                                    ARTICLE 9

                                BOOKS AND RECORDS

      9.1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Articles of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

      9.2. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      9.3. INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the shareholders.

                                   ARTICLE 10

                                      SEAL

      The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Florida."

                                   ARTICLE 11

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

                                   ARTICLE 12

                              VOTING OF SHARES HELD

      Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consent, waiver or other instruments as he may deem necessary or proper in the premises or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

                                   ARTICLE 13

                                   AMENDMENTS

      The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of a majority of holders of shares of the Corporation's capital stock entitled to vote in the election of directors. The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by a majority vote of the Board. Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, or supplemented or repealed by the shareholders entitled to vote thereon.